HealthEquity Reports Second Quarter Ended July 31, 2016 Financial Results
Highlights of the second quarter include:

•	Revenue of $44.2 million, an increase of 45% compared to Q2 FY16.

•	Net income of $8.2 million, an increase of 86% compared to Q2 FY16.

•	Net income per diluted share of $0.14 compared to $0.08 in Q2 FY16.

•	Adjusted EBITDA of $18.4 million, an increase of 66% compared to Q2 FY16.

•	Non-GAAP earnings per diluted share of $0.16, compared to $0.09 in Q2 FY16.

•	HSA Members grew to 2.3 million, an increase of 50% compared to Q2 FY16.

•	Total AUM grew to $4.2 billion, an increase of 60% compared to Q2 FY16.

•	Increased FY17 outlook.
Draper, Utah – September 6, 2016 – HealthEquity, Inc. (NASDAQ: HQY), one of the largest health savings account ("HSA") non-bank custodians, today announced financial results for its second quarter ended July 31, 2016.
"We continue to outpace the market with 50% growth of our HSA Members and 60% growth of our AUM, while the market grew accounts and AUM in the first half of 2016 by 25% and 22% respectively," said Jon Kessler, President and CEO of HealthEquity. Mr. Kessler added, “The strong growth in our HSA Members and AUM resulted in record revenue and Adjusted EBITDA for the second quarter and first half of fiscal year 2017, and put us on solid footing to make seasonal investments in operations for the busy benefits enrollment cycle in the back half of the year.”
Mr. Kessler continued, "The HSA platform we've built continues to differentiate our services and capabilities from our bank and healthcare competitors. Our continued growth and solid first half performance gives us the confidence to raise our business outlook for the full fiscal year 2017."
Second quarter financial results
For the second quarter ended July 31, 2016, HealthEquity reported revenue of $44.2 million, compared to $30.5 million for the second quarter ended July 31, 2015, an increase of 45%. Revenue consisted of:

•	Service revenue of $18.8 million, an increase of 28% compared to Q2 FY16.

•	Custodial revenue of $14.8 million, an increase of 64% compared to Q2 FY16.

•	Interchange revenue of $10.6 million, an increase of 56% compared to Q2 FY16.
Net income was $8.2 million for the second quarter ended July 31, 2016, compared to $4.4 million for the second quarter ended July 31, 2015.
Net income per diluted share was $0.14 for the second quarter ended July 31, 2016, compared to $0.08 for the second quarter ended July 31, 2015. Non-GAAP earnings per diluted share for the second quarter ended July 31, 2016 was $0.16, compared to $0.09 for the second quarter ended July 31, 2015.
Adjusted EBITDA was $18.4 million for the second quarter ended July 31, 2016, an increase of 66% compared to $11.1 million for the second quarter ended July 31, 2015. Adjusted EBITDA was 42% of revenue for the second quarter ended July 31, 2016, compared to 36% for the second quarter ended July 31, 2015.
As of July 31, 2016, we had $149.5 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $123.8 million in cash and cash equivalents and no outstanding debt as of January 31, 2016.
HSA Member and AUM metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of July 31, 2016 was 2.3 million, an increase of 50% from 1.5 million as of July 31, 2015.
Total assets under management ("AUM") as of July 31, 2016 was $4.2 billion, an increase of 60% year over year, comprised of:

•	Cash AUM of $3.7 billion, an increase of 62% compared to Q2 FY16; and

•	Investment AUM of $542.3 million, an increase of 46% compared to Q2 FY16.

Business outlook
For the year ended January 31, 2017, we are increasing our revenue outlook from a range of $173.0 million to $177.0 million to a range of $174.0 million to $178.0 million and our Adjusted EBITDA outlook from a range of $58.0 million to $60.0 million to a range of $59.0 million to $62.0 million. We will no longer provide guidance on non-GAAP earnings per diluted share, but will provide guidance on net income and net income per diluted share going forward. Our outlook for net income for the year ended January 31, 2017 is a range of $23.0 million to $25.0 million and our outlook for net income per diluted share for the year ended January 31, 2017 is a range of $0.38 to $0.42 (based on an estimated 60.0 million weighted-average shares outstanding). The business outlook for the year ended January 31, 2017 assumes a projected effective tax rate of approximately 36%.
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, September 6, 2016 to discuss the second quarter financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 52684511. A live webcast of the conference call will also be available on the investor relations section of our website at www.HealthEquity.com.
A replay of the conference call will be made available for 30 days on the Company's website at ir.healthequity.com
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA and non-GAAP earnings per diluted share, which are non-GAAP financial measures. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax.
These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most comparable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures as detailed in the tables below.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning the company's market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets (unaudited)

(in thousands, except par value)	July 31, 2016	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$109,169	$83,641
Marketable securities, at fair value	40,292	40,134
Total cash, cash equivalents and marketable securities	149,461	123,775
Accounts receivable, net of allowance for doubtful accounts of $39 as of July 31, 2016 and $40 as of January 31, 2016	16,681	14,308
Inventories	699	620
Current deferred tax asset	—	2,642
Other current assets	6,899	1,703
Total current assets	173,740	143,048
Property and equipment, net	4,251	3,506
Intangible assets, net	65,675	66,840
Goodwill	4,651	4,651
Deferred tax asset	505	—
Other assets	1,763	1,750
Total assets	$250,585	$219,795
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,801	$2,431
Accrued compensation	4,353	7,776
Accrued liabilities	2,782	1,899
Total current liabilities	8,936	12,106
Long-term liabilities
Other long-term liabilities	1,076	236
Deferred tax liability	1,114	3,996
Total long-term liabilities	2,190	4,232
Total liabilities	11,126	16,338
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2016 and January 31, 2016, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 58,493 and 57,726 shares issued and outstanding as of July 31, 2016 and January 31, 2016, respectively	6	6
Additional paid-in capital	219,648	199,940
Accumulated other comprehensive loss	(110)	(98)
Accumulated earnings	19,915	3,609
Total stockholders’ equity	239,459	203,457
Total liabilities and stockholders’ equity	$250,585	$219,795

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended July 31,		Six months ended July 31,
	2016	2015	2016	2015
Revenue:
Service revenue	$18,835	$14,692	$37,829	$29,306
Custodial revenue	14,779	9,031	28,590	17,450
Interchange revenue	10,571	6,771	21,779	13,588
Total revenue	44,185	30,494	88,198	60,344
Cost of revenue:
Service costs	10,539	8,348	21,796	16,767
Custodial costs	2,394	1,512	4,750	2,935
Interchange costs	2,698	2,049	5,417	4,151
Total cost of revenue	15,631	11,909	31,963	23,853
Gross profit	28,554	18,585	56,235	36,491
Operating expenses:
Sales and marketing	4,190	2,737	8,373	5,570
Technology and development	4,993	3,998	9,618	7,522
General and administrative	5,550	3,943	10,124	7,101
Amortization of acquired intangible assets	1,082	409	2,131	818
Total operating expenses	15,815	11,087	30,246	21,011
Income from operations	12,739	7,498	25,989	15,480
Other expense:
Other expense, net	(37)	(542)	(678)	(647)
Total other expense	(37)	(542)	(678)	(647)
Income before income taxes	12,702	6,956	25,311	14,833
Income tax provision	4,469	2,535	9,005	5,435
Net income	$8,233	$4,421	$16,306	$9,398
Net income per share:
Basic	$0.14	$0.08	$0.28	$0.17
Diluted	$0.14	$0.08	$0.27	$0.16
Weighted-average number of shares used in computing net income per share:
Basic	58,246	56,730	58,035	55,909
Diluted	59,651	58,932	59,501	58,318
Comprehensive income:
Net income	$8,233	$4,421	$16,306	$9,398
Other comprehensive loss:
Unrealized gain/(loss) on available-for-sale marketable securities, net of tax	27	(11)	(12)	(33)
Comprehensive income	$8,260	$4,410	$16,294	$9,365

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cashflows (unaudited)

	Six months ended July 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$16,306	$9,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,125	3,665
Amortization of deferred financing costs	36	—
Deferred taxes	(738)	(1,133)
Stock-based compensation	4,331	2,771
Changes in operating assets and liabilities:
Accounts receivable	(2,373)	(1,801)
Inventories	(79)	35
Other assets	(5,245)	(3,611)
Accounts payable	(1,069)	(277)
Accrued compensation	(3,423)	(1,989)
Accrued liabilities	827	577
Other long-term liabilities	840	(343)
Net cash provided by operating activities	15,538	7,292
Cash flows from investing activities:
Purchases of marketable securities	(177)	(40,137)
Purchase of property and equipment	(1,250)	(1,257)
Purchase of software and capitalized software development costs	(3,960)	(2,982)
Net cash used in investing activities	(5,387)	(44,376)
Cash flows from financing activities:
Proceeds from follow-on offering, net of payments for offering costs	—	23,492
Proceeds from exercise of common stock options	1,128	1,153
Tax benefit from exercise of common stock options	14,249	10,285
Net cash provided by financing activities	15,377	34,930
Increase (decrease) in cash and cash equivalents	25,528	(2,154)
Beginning cash and cash equivalents	83,641	111,005
Ending cash and cash equivalents	$109,169	$108,851
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$379	$—
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	116	—

Stock-based compensation expense
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2016	2015	2016	2015
Cost of revenue	$421	$208	$796	$436
Sales and marketing	353	259	566	487
Technology and development	446	237	803	387
General and administrative	1,289	973	2,166	1,461
Total stock-based compensation expense	$2,509	$1,677	$4,331	$2,771
HSA Members

	July 31, 2016	July 31, 2015	% Change	January 31, 2016
HSA Members	2,300,007	1,537,147	50%	2,140,631
Average HSA Members - Year-to-date	2,241,378	1,484,990	51%	1,600,327
Average HSA Members - Quarter-to-date	2,270,896	1,510,403	50%	1,850,843
HSA Members with investments	52,722	38,501	37%	44,680
Assets under management (AUM)

(in thousands, except percentages)	July 31, 2016	July 31, 2015	% Change	January 31, 2016
Cash AUM	$3,658,245	$2,260,111	62%	$3,278,628
Investment AUM	542,331	372,120	46%	405,878
Total AUM	$4,200,576	$2,632,231	60%	$3,684,506
Average daily cash AUM - Year-to-date	$3,560,117	$2,176,971	64%	$2,326,506
Average daily cash AUM - Quarter-to-date	$3,602,152	$2,214,287	63%	$2,682,827
Reconciliation of net income to Adjusted EBITDA

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2016	2015	2016	2015
Net income	$8,233	$4,421	$16,306	$9,398
Interest income	(128)	(109)	(248)	(185)
Interest expense	69	—	137	—
Income tax provision	4,469	2,535	9,005	5,435
Depreciation and amortization	2,097	1,506	3,994	2,847
Amortization of acquired intangible assets	1,082	409	2,131	818
Stock-based compensation expense	2,509	1,677	4,331	2,771
Other (1)	96	653	790	832
Adjusted EBITDA	$18,427	$11,092	$36,446	$21,916

(1)
For the three months ended July 31, 2016 and 2015, Other consisted of non-income-based taxes of $86 and $82, and acquisition-related costs of $10 and $571, respectively. For the six months ended July 31, 2016 and 2015, Other consisted of non-income-based taxes of $172 and $171, acquisition-related costs of $595 and $661, and other costs of $23 and $0, respectively.

Reconciliation of net income outlook to adjusted EBITDA outlook

For the year ending
(in millions)	January 31, 2017
Net income	$23 - 25
Income tax provision	13 -14
Depreciation and amortization	~ 9
Amortization of acquired intangible assets	~ 4
Stock-based compensation expense	~9
Other	~ 1
Adjusted EBITDA	$59 - 62
Reconciliation of net income to adjusted net income and resulting non-GAAP earnings per diluted share

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2016	2015	2016	2015
Net income	$8,233	$4,421	$16,306	$9,398
Stock compensation expense, net of tax (1)	1,555	1,027	2,685	1,717
Adjusted net income	9,788	5,448	18,991	11,115
Diluted weighted-average number of shares used in computing net income per diluted share	59,651	58,932	59,501	58,318
Non-GAAP earnings per diluted share	$0.16	$0.09	$0.32	$0.19

(1)	The company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash stock-based compensation expense.